UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission)	(I.R.S Employer
of incorporation)	File Number	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2019, Intellinetics, Inc., a Nevada corporation (the “Company”), issued promissory notes in the aggregate amount of $397,728 (the “Notes”), to two accredited investors, Robert F. Taglich and Michael N. Taglich (the “Note Investors”). The Note Investors each received a Note with a principal amount of $198,864, and they are each related to the Company as beneficial owners of more than 5% of the Company’s common stock. The Notes mature on May 15, 2020 (the “Maturity Date”) and include an original issue discount of 12%. The Note Investors have a right, in their sole discretion, to convert the Notes into any types of securities sold by the Company in its next equity or debt financing on the same terms as other investors in such financing. If the Notes have not been fully repaid by the Company by the Maturity Date or converted into other securities prior to the Maturity Date, then such Notes will accrue interest at the annual rate of 12% from the Maturity Date until the date the Notes are repaid in full. The Company intends to use the proceeds of the Notes for working capital, general corporate purposes, and debt repayment. A form of the Notes is incorporated as Exhibit 10.1 to this Report, and the summary description of the terms of the Notes contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Section 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
10.1	Form of Convertible Promissory Note, dated November 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: November 21, 2019

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